EXHIBIT 1.A(6)(B)

                         CERTIFICATE OF REDOMESTICATION

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[State of Connecticut logo]



                              STATE OF CONNECTICUT
                              Insurance Department

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                                         FILED 04/21/1997 01:45 PM PAGE 03492
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE





This is to Certify, that the redomestication of Phoenix Life and Annuity Company, a Missouri Corporation, pursuant to Section 38a-58a Connecticut General Statutes, is approved. The attached Certificate of Redomestication and Amended and Restated Certificate of Incorporation effecting its change of domicile and continuation of its original corporate existence, are also approved.





                           Witness my hand and official seal, at Hartford,
                                        this 16th day of April 1997

                                           /s/George M. Ruter, Jr.
                                          George M. Ruter, Jr.
                                          Insurance Commissioner


Certificate of Authority and Compliance

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                                         FILED 04/21/1997 01:45 PM PAGE 03493
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE


                         CERTIFICATE OF REDOMESTICATION
                                       OF
                        PHOENIX LIFE AND ANNUITY COMPANY


         PHOENIX LIFE AND ANNUITY COMPANY (the "Company"), a Missouri corporation, in order to change its domicile to Connecticut as permitted pursuant to Connecticut General Statutes ss.38a-58a (the "Act"), certifies as follows:

1.   The name of the Company is Phoenix Life and Annuity Company.

2. The Company was incorporated in the State of Missouri on November 2, 1981, where it has remained to this date. Except pursuant to this certificate, to the best of our knowledge and belief the Company has never attempted to change its stated of domicile.

3. At the time of incorporation, the Company's name was Kansas City Life and Annuity Company. By amendment on March 16, 1984 to its certificate of incorporation, the Company changed its name to Savers Life Insurance Company of America. By subsequent amendment on May 1, 1996, the Company changed kits name to Phoenix Life and Annuity Company. To the best of our knowledge and belief, the Company has had no other name than those three.

4. The Insurance Department of the State of Missouri has approved the Company's request for a change in domicile to Connecticut.

5. The Company's plan to redomesticate to Connecticut has been approved by the Company's Board of Directors and shareholders. No shares are required to be voted as a class; the shareholders' vote was as follows:

                       Votes Required for Adoption: 25,000
                         Votes Favoring Adoption: 25,000

6. The Company hereby requests approval by the Commissioner of Insurance and by the Secretary of State of the State of Connecticut for the Company's redomestication to Connecticut pursuant to the Act.

     IN WITNESS WHEREOF, the Company has executed this certificate as of the 24th date of March, 1997, through its undersigned officers, who hereby state under penalties of false statement that the statements contained in this Certificate are correct.



                                       PHOENIX LIFE AND ANNUITY COMPANY


                                       By: /s/Richard H. Booth            CKM
                                           -------------------------------


                                       By: /s/Carole A. Masters
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                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE




                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHOENIX LIFE AND ANNUITY COMPANY



            Incorporated in the State of Missouri on November 2, 1981

                                       as

                      Kansas City Life and Annuity Company


                      In Connection With the Corporation's

                         Redomestication to Connecticut,

                                on April 21, 1997


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                                      FILING #0001711833 PG 04 OF 05 VOL B-00120
                                         FILED 04/21/1997 01:45 PM PAGE 03495
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PHOENIX LIFE AND ANNUITY COMPANY


THIS CORPORATION, originally incorporated in the State of Missouri on November 2, 1981, as Kansas City Life and Annuity Company, in order to amend and restate its current certificate of incorporation under and pursuant to the provisions of the General Corporation Laws of the State of Connecticut, does hereby certify as follows:


                                    ARTICLE I
                                      NAME

The Name of the Corporation is PHOENIX LIFE AND ANNUITY COMPANY.


                                   ARTICLE II
                                PRINCIPAL OFFICE

The Corporation's principal office for the transaction of business shall be at One American Row, Hartford, Connecticut, or at such other place within the State of Connecticut as the Corporation's Board of Directors shall from time to time determine. The Company's initial registered agent at this office shall be Keith
D. Robbins.


                                   ARTICLE III
                                    BUSINESS

The business of the Corporation shall be life insurance, endowments, annuities, accident insurance, health insurance, and any other business or type of business not prohibited to domestic life insurance companies by the laws of Connecticut, and the Corporation is specifically empowered to accept and to cede reinsurance of any such risks or hazards. The Corporation shall also have the power to provide general investment advisory and financial management services and to invest in, manage and operate natural resource and energy-related activities. The Corporation may exercise such powers outside of Connecticut to the extent permitted by the laws of the particular jurisdiction. Policies or other contracts may be issued stipulated to be with or without participation in profits; and they may be with or without seal.


                                   ARTICLE IV
                                AUTHORIZED STOCK

The total number of shares of stock which the Corporation shall have authority to issue is forty thousand (40,000) shares of Common Stock of the par value of $100 each. The stockholders shall not have pre-emptive rights.

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                                      FILING #0001711833 PG 05 OF 05 VOL B-00120
                                         FILED 04/21/1997 01:45 PM PAGE 03496
                                                SECRETARY OF THE STATE
                                          CONNECTICUT SECRETARY OF THE STATE


                                    ARTICLE V
                                    DIRECTORS

Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide. Any director may be removed from office either with or without cause at any time by the affirmative vote of the stockholders of record holding a majority of the outstanding share of stock of the Corporation entitled to vote, given at a meeting of stockholders called for that purpose.


                                   ARTICLE VI
                                     BY-LAWS

In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-Laws of the Corporation.


                                   ARTICLE VII
                                    EXISTENCE

The duration of the Corporation shall be perpetual.


                                  ARTICLE VIII
                                  CONTINUATION

This corporation is a continuation of the corporate existence of the Company originally known as Kansas City Life and Annuity Company through adoption of the State of Connecticut as its state of domicile and the Corporation's original date of incorporation in Missouri remains its date of incorporation.



Dated this 21st day of April, 1997, at Hartford, Connecticut.



                                    PHOENIX LIFE AND ANNUITY COMPANY


                                    By:  /s/Richard H. Booth            CKM
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                                    Its: Executive V.P.
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